CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this  Form 8k/A-1 of our report dated February 28, 2011 with respect to the audited financial statements of Surna, Inc. for the year ended November 30, 2010.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

February 15, 2012